Exhibit 16.1

November 19, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by New Enterprise Stone & Lime Co., Inc. under Item 4.01 (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of New Enterprise Stone & Lime Co., Inc. dated November 19, 2013. We agree with the statements concerning our Firm under Item 4.01 in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, Penn National Insurance Plaza, 2 N. 2nd Street, Suite 1100, Harrisburg, PA 17101 T: (717)231 5900, F: (717)232 5672, www.pwc.com/us